Exhibit 10.2(b)

Maximum Amount Guaranty Contract

(Apply to lines of credit)

Reference: Xing Yin Shen Longgang credit (guarantee) zi (2014) No. 0504

Creditor: Industrial Bank Co., Ltd. , Shenzhen Longgang Branch

Address: parkland, longxiang road, longgang town,shenzhen

Legal Representative / CEO: Jinkui Li

Contact: Jinlong Huang

Address:

Postal Code:	Fax :
Tel: 0755-33837817	Fax:

Guarantor: Shenzhen Highpower Technology Co., Ltd.

Address: Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, China

Legal Representative / CEO: Dangyu Pan

Contact:

Address:

Postal Code:	Fax :
Tel: 0755-89686939	Fax:

Contract Location: Industrial Bank Building, Industrial Bank Co., Ltd. Shenzhen Branch

Important notes:

For protecting your rights and interests, please read, check and confirm following items carefully before signing:

1. You have the right to sign this contract. Or you have been given sufficient authority legally.

2. You have read and understood this contract carefully and sufficiently, and have paid attention on assuming, exempting or limiting responsibilities of Industrial Bank Co., Ltd., and the content with bold font.

3. Your company and you have understood the meaning of this contract and relevant legal consequence, and agree to accept these provisions.

4. The contract provided by Industrial Bank Co., Ltd. is a model contract. There is space for modifying, supplement and deleting.

5. If you have further questions to this contract, please consult Industrial Bank Co., Ltd.

The guarantor is voluntary as a financier ("creditor") to provide security for the line of credit of the applicant Springpower Technology (Shenzhen) Co., Ltd. (or "debtor"). In order to clarify the rights and duties, abide by credit, the contracting parties signed this contract in accordance with relevant laws and regulations to comply with.

Article 1 definition and interpretation

In addition to agreed in writing by both parties, then:

1. The master contract (as defined below) agreed definitions and interpretations applicable to this contract.

2. The "claims" or called the principal debt, means the debt approval and provided by the creditor, including loans, lending, trade finance (including but not limited to issuing letters of credit, trust receipts, packing loans, export financing, export collection bills and import bills, etc.), bankers' acceptances, discounted bills , bills buyback, guarantees (including the Independent guarantees, see demand guarantees and standby letters of credit, etc.) and other financing business (including principal, interest, penalty interest, compound interest, liquidated damages, damages, cost of achieving the claim).

Under this contract, the claim of the financier and the debt of the applicant mean the same content.

3. The "principal" refers to the principal debt made by the business transacted by the financier, including but not limited to the principal loans, trade finance capital, bankers' acceptances fare, bill discounting, money advanced for credit of letter, the principal part of guaranteed by the creditor for the debtor.

4. The "guaranteed maximum principal" means the amount agreed by both parties in order to clarify the scope of the claims guaranteed by the covenant. Regardless of times and sum of the debt, the guarantor takes joint liability for all debt under the guaranteed maximum principal.

5. The "validity of guarantee" refers to a continuous uninterrupted period agreed by both parties in order to clarify the scope of the claims by the covenant. The debt happened during the period, whether the settlement deadline is over that period or not, the guarantor takes joint liability for all debt under the guaranteed maximum principal.

6. "The cost of the claim for the creditor" refers to the necessary fees of achieving the credit, including take litigation, arbitration and other ways to pay litigation (arbitration) fees, legal fees, travel expenses, execution fees, security fees, and other expenses.

7. "Master Contract" means credit contract (that is, "General Agreement") and all sub-contract signed by the financier and the applicant.

"Sub-contract" means based on the basic or special contract, the contract signed by both parties after getting approval of the creditor, include the content of each sum, the due date and other rights and obligations. The sub-contract is an integral part of the basic or special contract, with the same legal effect. The forms of contract can be different according to business needs, as the application of L/C, bills or other manner considered fit by the creditor. If the master contract and sub-contract has different part, the sub-contract will be effective.

8. This "working day" refers to the bank business day, If a withdrawal or repayment date is not a Business Day, delay to the next business day.

Article 2 the main credit contract of guarantee

The master contract of guarantee is Basic Credit Line Contract (No. XingYin ShenLonggang credit zi (2014) No. 0504), and its sub-contracts. The sum of credit is RMB forty million only, credit period is from Oct 23th 2014 to Oct 23th 2015.

The guarantor will be borne joint liability for all debts under the master contract.

Article 3 Maximum guarantee principal

1. Under this contract, maximum guarantee principal is RMB (in word) FORTY MILLION YUAN ONLY.

2. Under the maximum guarantee principal, the guarantor is borne joint liability for all debt balance (including principal, interest, penalty, compound interest, liquidated damages, damages, realization of claims).

Article 4 validity of guarantee

1. Valid period is from Oct 23th 2014 to Oct 23th 2015.

2. The loan under the contract can be used only when during the period of validity, but the guarantor is borne joint liability for each debt whether the debt is in or over the validity of the guarantee contract.

Article 5 guarantee responsibility

1. The guarantor is borne joint liability under this contract. For whatever reason, if the applicant fails to fulfill due debts under the master contract (including but not limited to early recovery of debts because of the default of the applicant or the guarantor's request), the guarantor shall perform the repayment obligation on behalf of the debtor.

2. If there are several guarantors under this contract, all guarantors shall jointly bear joint responsibility.

3. Main debts expire, the debtor fails to repay the debt and interest, the guarantor shall perform the repayment obligation.

4. Furthering the period of the main debt, if the creditor recovers the debt in advance according to the master contract, the guarantor shall bear joint responsibility for this and other debts under the guarantee contract.

Article 6 scope of guarantee

1. The financial claims under this contract ("the secured claims") refers to all debts provided by the creditor to the debtor, including but not limited to the principal debt, interest (including default interest, compound interest), breach of contract , damages , expenses of claims.

2. On the due date, if the applicant refused to repay the loan, which lead to the debt rights also in the range of the guarantee.

3. The principal , interest and other costs, the time of performance, usage, rights and obligations of the parties as well as any other relevant matters under the contract shall prevail by relevant agreements, contracts, application, notice , various certificates and other records, all kinds of certificates and other relevant legal documents issued or signed without guarantor’s confirmation.

4. In order to avoid ambiguity, all fees of prepare, improve, perform or enforce the contract (including, but not limited to attorney’s fees, litigation or arbitration costs etc.) constitute a part of the secured debt.

Article 7 warranty period

The warranty period under the contract:

1. The warranty period under the contract is calculated according to each financing applied by the applicant. For each financing, the warranty period is ended after two years of the expiration.

2. If there are several financings in one master contract, the warranty period of each financing is ended after two years of the expiration.

3. If the principal debt is repayable in installments, there are several financings in one master contract, each warranty period is calculated in installments, and the guarantor shall bear responsibility for two years from the date of expiry.

4. If any extension agreement is signed by financier and debtor without agreed by the guarantor, the guarantor will still bear responsibility for all financing under the contract within two years from the date of extension expiry.

5. If the financier decides to recover the debts in advance, the warranty period is two years since the date of expiry noticed by the financier.

6. The warranty period of bankers' acceptances, letters of credit and letters of guarantee is two years from the date of advance payments. If advance for several times, warranty period is calculated from each advance payment.

7. The warranty period of commercial bills is two years from the date of discount maturity.

Article 8 on demand

As long as financiers submitted notification of debt collection to the guarantor with the contract number and the amount of debt, the guarantor shall immediately perform the repayment and give up all reasons of defense.

Article 9 declaration and commitment of guarantor

The guarantor voluntarily made the following statement and commitment, and liable for its truthfulness:

1. The guarantor is established under the laws and a validly existing legal company, with full civil capacity. The guarantor follows the creditor's request to provide relevant evidence, permits, certificates and other documents required by the creditor.

2. The guarantor has sufficient capacity to fulfill all the obligations and responsibility under the contract, not because of any instruction, financial conditions change, or any agreement with any party to reduce or waive their commitment to settle the obligation.

3. The guarantor has sufficient power, authority and legal right to sign this contract, the guarantor has obtained and fulfilled all necessary approvals and authorizations of its internal or other relevant procedures to make the contract execution and performance, and has achieved and fulfilled any government department or other authority's approval, registration, authorization, consent, license or other relevant procedures for this contract, and signed this contract with all the necessary approvals, registrations, consents, licenses , authorizations and other related procedures remain fully valid.

4. The guarantor signed the contract in full compliance with the relevant Articles of the guarantor, the internal decisions, shareholders and board resolution. The contract does not conflict with any charter, internal decisions, shareholders resolutions, board resolution and the guarantor's policies.

5. The execution and performance of this contract is based on the guarantor's true intention. Loan facility is compliance with legal and regulatory requirements, execution and performance of this contract does not violate any binding law, regulation, ordinance or the contract. This contract is valid and enforceable, as a result of the guarantor’s defects in the execution and performance of this contract to result in the contract is invalid, the guarantor will immediately and unconditionally make compensation for all losses to the creditor.

6. Under this contract, all the documents, financial statements and other information provided by the guarantor is true, complete, accurate and effective, and continue to fulfill the creditor’s request of the financial indicators.

7. Such as a change in ownership structure or key management personnel or other significant events and significant transactions, the guarantor shall require the prior written consent of the financer.

8. If the guarantor fails to fulfill the contract obligations, the guarantor hereby authorizes the creditor recover the funds from all branches accounts of the guarantor without going through the judicial process.

9. When the guarantor has fulfilled the guarantee responsibilities, the guarantor has the right to recover the money from the applicant without prejudice the repayment in the future. However, if the applicant has the claim of the guarantor and the requirement of repayment from the financier at the same time, the guarantor agreed the applicant to repay the debt of the financier first.

10. If the applicant and the guarantor have or will sign a counter- guarantee contract in respect of the obligations under the contract, the counter-guarantee contract shall not prejudice any rights of the financier in law or in fact under the contract.

11. Before pay off the debts, regardless of any reason lead to reduce the guarantee ability of guarantor, the financier has the right to require the guarantor to provide a new full and effective guarantee.

12. When he applicant fails to fulfill obligations, regardless of the financier has other guarantee right of the debts, (including, but not limited to warranties, mortgage, pledge, guarantees, standby letters of credit and any other form of guarantee), the guarantor shall bear full responsibility to ensure the security and waive all defenses on law and property law.

13. There was no any litigation, arbitration or administrative proceedings for the guarantor’s outstanding or known to occur on the guarantor, and there was no events of liquidation or other similar proceedings whether it comes forward by the guarantor or by a third party.

14. If the creditor is forced into disputes between the guarantor and any other party because of fulfilling the obligations under the contract, the guarantor should pay litigation or arbitration costs, legal costs and other expenses.

15. During warranty period, the guarantor undertakes not to transfer, conceal property, or give up, passive exercise claims in any way.

Article 10 Obligations of disclosing important transactions and events

1.Guarantor should inform financer of significant transactions and events of guarantor in written timely.

2. During valid period of this contract, stock transfer, reorganization, merger, discrete, shareholding reform, joint venture, cooperation, joint operation, contract, lease, business scope, change of registered capital, major asset transfer, contingent liability, or anything which may affect guarantor’s ability of assuming responsibility should be notified to financer in writing 30 days in advance.

3. Termination of business, going out of business, bankruptcy, dissolution, cancellation of business license, deterioration of financial situation or involving in major business dispute, or anything may affect guarantor’s ability to assume responsibility should be noticed to financer in 7 days by written since the date above things take place.

4. When guarantor involves in major litigation or arbitration with any third party, or other significant thing which may affect guarantor’s ability to assume responsibility, financer should be notified by written in 7 days since the date guarantor receives relevant notice.

5. The guarantor promises that it will not use its legal dispute with third party to damage financer’s right.

Article 11 events of default and breach of contract

1. Since this contract comes into force, the financer and the guarantor shall perform the obligations as agreed in the contract, any one party fails to perform or not completely fulfill the obligation of this contract, shall bear the corresponding liability for breach of contract.

2. One of the following circumstances occurs, the financier has the right to require the guarantor immediately to fulfill the repayment obligations:

(1) Any information provided by guarantor and the statements and commitments stated in Article 9 of this contract are false, inaccurate, incomplete and misunderstood.

(2) Deterioration of guarantor’s credit status and obvious weakening of repayment ability (including contingent liability);

(3) the guarantor violates of the foregoing provisions of Article 10, not disclose the significant transactions and events;

(4) Stopping doing business, going out of business, being announced bankruptcy, dissolution, cancellation of business license, involving in major business dispute, and deterioration of finance condition and so on;

(5) Other thing which may damage financer’s right.

3. If the guarantor defaults, financer has the right to take one or more following measures:

(1) require the guarantor to remedy;

(2) require the guarantor to provide a new full and effective guarantee;

(3) require the guarantor to perform guarantee obligation in advance;

(4) require the guarantor to repay all direct or indirect losses for breach of contract.

The guarantor shall make the implementation of the above measures and waive all defenses.

Article 12 the independence of the guarantor’s obligations

1. The guarantor's obligations under this contract have independence with no effect of the relationship between any party and the third party, except there are stipulates.

2. The guarantee contract has independence, regardless of any conditions; the guarantee contract is effective even if the master contract is not effective. If the master contract is confirmed as invalid, then the guarantor still bear the joint liability for the debtor’s debts.

3. If the applicant violates the master contract (including but not limited to the applicant fails to use the loan under the sub-contract) , shall not affect the liability of guarantee, the guarantor cannot require to reduce or waive the responsibility of guarantee.

4. The main creditor under the contract expires or the guarantor fails to perform under this contract, the financier has the right to directly deduct the funds from any account of the guarantor.

5. As under the master contract , there are other guarantees ( including but not limited to guarantee , mortgage , pledge, standby and any other form of security ) , the guarantor agrees that one can give up part of security interest or security interest subordinated ( including the collateral is based on the collateral provided by the debtor) , financier and any mortgagor / pledgor (including the mortgagor / pledgor artificially is the debtor himself) can be varied by agreement and subordinated security interest, the amount of the secured creditor and other content, even if financiers made the above act, the guarantor is still voluntary to bear all responsibility of this contract.

6. The guarantor agrees and acknowledges: the financer and the applicant agree to alter the master contract are deemed to have the prior consent of the guarantor, the guarantor cannot reduce the responsibility because of this.

7. Before the maximum guarantee claims determined, the financer has the right to transfer part or all guarantee rights without the prior consent of the guarantor.

Article 13 the continuity of obligation

1. All the guarantor's obligations under this contract have continuity, for his heir apparent, agent, receiver, the assignee and the main company after merger, reorganization, change the name is completely and equally binding.

2. The guarantor hereby acknowledges, financiers can continuously and cyclically to provide financing to the applicant under the contract, the guarantor has joint for liability of all claims, regardless of the times and sum of each financing.

3. The contract is a continuing guarantee, the guarantor shall bear responsibility of guarantee until the debts is paid off.

4. All or part of the release or discharge of the secured creditor based on any payments, guarantees or other disposition which have been declared invalid or must be repaid, the guarantor’s responsibility will be remain in force.

Article 14 priority subrogation arrangements

The guarantor states that, once the guarantor cannot assume security responsibility, and the guarantor itself has not sufficient property to be repaid, the financier has priority right of any claims against third parties, accounts receivable and other property interests. The guarantor will voluntarily relinquish the defenses against the financier under Article 28 of "security law".

Article 15 offsetting arrangements

The right of the financier under the contract cannot offsetting by the guarantor’s or any other party’s right of offsetting.

Article 16 Applicable Law, Jurisdiction and Dispute Resolution

1. Effective performance, termination, interpretation and dispute settlement etc. of this contract is applicable for china laws.

2. For any dispute about this contract, guarantors and creditors should resolve through friendly consultations; If friendly negotiation fails, the both parties agree to solve by the following section (2) :

(2) To Shenzhen Arbitration Commission for arbitration, to resolve the dispute by the rules of the Arbitration Commission, that the arbitration award is final and binding on both parties. The site selection is in Shenzhen.

3. at the disputed period, the part of not involved has still to be carried out.

Article 17 Files, Communications and Notifications

1. Any documents, communication and notification under this contract shall be sent to the other party by the way of address, phone number or other contact methods listed in the cover of this contract.

2. If any above contact method of any party changed, one should notice the other party by any quick way immediately. If one does not notice, one should be borne for the documents, communication and notification sent through old address, phone number or other contact methods listed in the cover of this contract.

3. Any documents, communications and notifications sent by the way of the above address, shall be deemed to arrive on the following dates:

(1) by post (including speed post, ordinary letter, registered mail), it will be deemed to arrive on the day after five working day;

(2) by facsimile or other electronic means of communication, it will be deemed to arrive on day;

(3) by personal delivery, the date of recipient is deemed to be arriving date.

Notifications by the way of website, online banking, telephone banking or business outlets announcement should be deemed to arrive on day. The creditor does not need to borne any responsibility for any transmission errors, omissions, or delays of mail, fax, telephone or any other communication system.

4. The two sides agreed that the seal of the office seal, financial seal, contract seal, receive seal and credit seal is the effective seal for the documents, communications and notifications. All staves of the debtor have right to receive files, communications and notifications.

Article 18 the contract effectiveness and other matters

1. The contract shall take effect from the date of signature or stamp of both parties..

2. Any modification and supplement to this contract is effective, through the guarantor and financiers made mutual consent in writing by the legal representative / responsible person or his authorized representative signature and official seal.

3. After the effective of this contract, the master contract signed by the financier and the applicant does not need to be confirmed by the guarantor.

4. During the effective period of this contract, the creditor gives to the debtor and the guarantor any tolerance, forgiveness, or delay to use the rights and interests, shall not damage, impact or limit the creditor to share the rights and interests in accordance with relevant laws and regulations and this contract, or to be deemed giving up the rights and interests, also do not affect the guarantor to borne any obligation under this contract.

5. The creditor shall have the right to authorize or entrust other branch of industrial bank to perform rights and obligations under this contract (including but not limited to authorized or entrusted bank branches of other related contracts, etc.) according to the debtor’s operation and management, or the loan under this contract as other branch’s to undertake, without prior consent of the guarantor, and the guarantor still bear the responsibility of guarantee.

6. The attachment is an integral part of this contract, and the attachment of this contract is equally valid.

7. During the period of the line of credit, if the series of contracts, agreements and other legal documents are not explicitly for the contract of guarantee, that shall be deemed as a guarantee by the guarantee contract.

8. This contract is triplet, the creditor holds two copies, the guarantor holds one copy, with equal legal effect.

Article 19 the notarization and voluntarily to accept compulsory execution

1. The contract should be in the provisions of the state notary office for notarization if any party request notarization.

2. The notarized contract have the enforcement effect, if the debtor fails to perform the debt or the creditor shall realize creditor's rights according to laws and regulations and this contract, the creditor shall have the right to directly apply the people's court with jurisdiction for enforcement.

Article 20 supplement:

The creditor (official seal): /s/ [COMPANY SEAL]

the legal representative (signature):

The guarantor (official seal): /s/ [COMPANY SEAL]

the legal representative (signature):